Exhibit 99.1

The Real Good Food Company Reports Third Quarter 2023 Financial Results

Cherry Hill, NJ, November 10, 2023 – The Real Good Food Company, Inc. (NASDAQ: RGF) (“Real Good Foods” or the “Company”), a leading health and wellness frozen and refrigerated foods company, today reported financial results for its third quarter ended September 30, 2023.

Management Commentary

“The third quarter was highlighted by significant acceleration in top-line growth and margin expansion,” said Bryan Freeman, Executive Chairman. “Although we had some operational challenges in the quarter that led to us under-shipping demand, I am encouraged by the strength of our brand as evidenced by the growth in our household penetration and consumption. I have confidence in the ability of our dedicated team to continue to deliver upon our brand promise to consumers and unlock significant value for all our stakeholders over the long-term.”

Gerard Law, Chief Executive Officer, added: “I am encouraged by our margin performance in the quarter, which despite some operational challenges continued to show strong momentum both on a year-over-year and sequential basis. I believe that the operational issues we experienced in the third quarter are transitory and am confident in our ability to effectively navigate the current environment to deliver profitable growth.”

Third Quarter 2023 Highlights

•	Net sales were $55.6 million, up 48% year-over-year and 141% on a 2-year basis

•	Gross profit margin was 20.9% of net sales, up 1,614 bps year-over-year

•	Adjusted EBITDA was $1.2 million

•	Household penetration increased to 8.8% as of September 2023, as compared to 8.3% in June 2023*

*	October 31, 2023 Numerator report.

Financial Results for the Quarter Ended September 30, 2023

Net sales increased 48.0% to $55.6 million in the third quarter of 2023, as compared to $37.6 million in the third quarter of 2022. This increase was primarily due to increases in new distribution points and to a lesser extent an increase in units sold in existing distribution points.

Gross profit increased by $9.8 million to $11.6 million, or 20.9% of net sales, in the third quarter of 2023, as compared to $1.8 million, or 4.7% of net sales, in the third quarter of 2022. The increase in gross profit was due to the increase in sales as well as improvements in certain manufacturing and raw material costs.

Adjusted gross profit, a non-GAAP term, increased by $9.5 million to $15.5 million, reflecting an adjusted gross margin of 27.8% of net sales, in the third quarter of 2023, as compared to $5.9 million, or an adjusted gross margin of 15.8% of net sales, in the third quarter of 2022. The increase in gross profit was due to decreases in certain raw material costs and productivity and efficiency improvements.

Total operating expenses increased by $8.0 million to $20.5 million in the third quarter of 2023, as compared to $12.4 million in the third quarter of 2022. The increase in operating expenses was driven primarily by the increase in research & development costs and, to a lesser extent, higher distribution costs.

Adjusted EBITDA, a non-GAAP term, totaled $1.2 million in the third quarter of 2023, as compared to a loss of $3.8 million in the third quarter of 2022. Increased sales, lower commodity costs, higher plant utilization rates and productivity initiatives drove the improvement in adjusted EBITDA.

As a result of the foregoing, loss from operations decreased by $1.8 million to $8.9 million in the third quarter of 2023, as compared to a loss from operations of $10.7 million in the third quarter of 2022.

Net loss was $13.1 million in the third quarter of 2023, as compared to $13.1 million in the third quarter of 2022.

Balance Sheet Highlights

As of September 30, 2023, the Company had cash and cash equivalents of $2.0 million (which includes $1.9 million of restricted cash) and total debt was $108.3 million. Following the end of the third quarter, the company completed a public offering of Class A stock, generating $15.4 million of net proceeds.

Outlook

For the three months ending December 31, 2023:

•	Net sales are expected to be $65 million to $72 million, representing 83% to 102% year-over-year growth

•	Adjusted EBITDA is expected to be $4 million to $6 million

For the full year ending December 31, 2023:

•	Net sales are expected to be $185 million to $192 million, representing 31% to 36% year-over-year growth

•	Adjusted gross margin is expected to be at least 26%

•	Adjusted EBITDA is expected to be in the low-to-mid single-digit millions range

The Company is also providing preliminary guidance for the year ending December 31, 2024:

•	Net sales of at least $245 million

•	Adjusted gross margin increasing 1% to 2% as compared to 2023

•	Adjusted EBITDA of at least $15 million

Long-term, the Company continues to expect:

•	Net sales of approximately $500 million

•	Adjusted gross margin of 35%

•	Adjusted EBITDA margin of 15%

In addition, the Company currently expects to reach positive cash earnings beginning in the fourth quarter of 2023 and to carry that trend forward into 2024.

The Company is not providing guidance for gross margin or net loss, the most directly comparable GAAP measures, and similarly cannot provide a reconciliation between its forecasted adjusted gross margin and GAAP gross margin and adjusted EBITDA and net loss without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control, may vary significantly between periods and could significantly impact future financial results. We caution you that these estimates are forward-looking statements and are not guarantees of future performance or outcomes and that actual results may differ materially from those described above. See sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC for additional information regarding factors that could result in differences between these forward-looking statements and are actual results. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward- looking statements other than as required by law. The guidance provided is only an estimate of what the Company believes is realizable as of the date of this report, and any forward-looking statements speak only as of the date hereof.

Debt Refinancing

On November 9, 2023, the Company entered into a term sheet (“Term Sheet”), with its lender, PMC Financial Services (“PMC”) which is to be incorporated into a definitive debt agreement. The execution of definitive documentation with respect to the Exchange Transaction and the consummation thereof is subject to customary conditions precedent, and there can be no assurance that Company and PMC will enter into any such definitive documentation as set out in the Term Sheet, or that the Exchange Transaction will be consummated.

The components of the term sheet are as follows:

•

$45.0 million of new mezzanine debt maturing in November 2027 (“Mezz Debt”), with 9% payable in kind (“PIK”) interest and cash interest rate equal to SOFR plus 4%. Penny warrants for a 5% equity interest, exercisable at any time over a four-year period, expiring in November 2027.

•	Proceeds from mezzanine debt will be used to pay down $20M of existing term loans and reduce the outstanding balance on the existing revolver.

•	Agreement provides for incremental liquidity of up to $15 million.

•	Targeted transaction close date of November 17th, 2023.

Conference Call and Webcast Details

Management will host an investor conference call at 10:00 a.m. Eastern time today, Friday, November 10, 2023 to discuss Real Good Foods’ third quarter 2023 financial results, provide a corporate update, and conclude with a question and answer session with telephone participants. To participate, please use the following information:

Q3 2023 Conference Call and Webcast

Date: Friday, November 10, 2023

Time: 10:00 a.m. Eastern time

U.S./Canada Dial-in: 1-877-451-6152

International Dial-in: 1-201-389-0879

Conference ID: 13742337

Webcast: RGF Q3 2023 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A telephone playback of the call will be available through Friday, November 24, 2023. To listen, call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally. Please use the replay pin number 13742337. A webcast replay will also be available by clicking here: RGF Q3 2023 Webcast.

About Real Good Food Company

Real Good Foods (NASDAQ: RGF) is a leading health and wellness frozen and refrigerated foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

To learn more, please visit our website at realgoodfoods.com or join us on social media @realgoodfoods – where we maintain some of the largest followings in the frozen food industry today.

Non-GAAP Financial Measures

In addition to the Company’s financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes that adjusted gross profit, adjusted gross margin, and adjusted EBITDA, each of which is a non-GAAP financial measure, are useful performance measures and metrics for investors to evaluate current trends in its operations and compare the ongoing financial and operating performance of our business from period to period. In addition, management uses these non-GAAP financial measures to assess our operating performance and for internal planning purposes. The Company also believes these measures are widely used by investors, securities analysts, and other parties in evaluating companies in our industry as measures of financial and operational performance. However, the non-GAAP financial measures included in this press release have limitations and should not be considered in isolation, as substitutes for, or as superior to, performance measures calculated in accordance with GAAP. Other companies may calculate these measures differently, or may not calculate them at all, which limits the usefulness of these measures as comparative measures. Because of these limitations, the Company considers, and you should consider, these non-GAAP financial measures with other operating and financial performance measures presented in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding its projected financial results, including net sales, adjusted gross margin, and adjusted EBITDA and its ability to increase production at its new facility, improve profitability and meet its long-term growth objectives. The Company has attempted to identify forward-looking statements by using words such as “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022, and other documents filed with or furnished to the Securities and Exchange Commission by the Company from time to time.

In addition, readers are cautioned that the Company may make future changes to its business and operations in response to the impacts of the COVID-19 pandemic, supply chain disruptions and macroeconomic challenges, or in response to other business developments, which changes may be inconsistent with the Company’s prior forward-looking statements, and which may not be disclosed in future public announcements.

Investor Relations Contact

Akshay Jagdale

(856) 955-1453

ir@realgoodfoods.com

UNAUDITED CONSOLIDATED BALANCE SHEET

(In thousands, except share data)

	As of
	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$78	$5,279
Accounts receivable, net	29,829	20,316
Inventories	58,133	39,479
Other current assets	2,574	1,026

Total current assets	90,614	66,100
Property and equipment, net	35,285	38,497
Operating lease right-of-use assets	9,800	10,881
Deferred loan cost	720	970
Goodwill	12,486	12,486
Restricted Cash	1,935	2,318
Other noncurrent assets	872	187

Total assets	$151,712	$31,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,972	$23,424
Operating lease liabilities	1,606	1,455
Finance lease liabilities	3,354	3,310
Business acquisition liabilities, current portion	—	946
Accrued and other current liabilities	5,356	3,719
Note Payable – Officer	750
Current portion of long-term debt	1,203	370

Total current liabilities	58,241	33,224

Revolving line of credit/capex line	79,390	59,481
Long-term operating lease liabilities	8,822	10,030
Long-term finance lease liabilities	21,561	24,099
Term loan	20,000	10,000
Equipment loan	6,922	—
Long-term Business acquisition liabilities	—	2,405
Other long term liabilities	492	302

Total Liabilities	195,428	39,541
Commitments and contingencies (Note 11)
Stockholders’ Equity/(Deficit):
Preferred stock, $0.0001 par value—10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value—100,000,000 shares authorized; 11,454,164 and 6,424,840 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1	1
Class B common stock, $0.0001 par value—25,000,000 shares authorized; 14,426,468 and 19,377,681 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	62,030	56,273
Accumulated deficit	(33,428)	(21,126)

Total stockholders’ equity attributable to The Real Good Food Company, Inc.	28,605	35,150
Non-controlling interest	(72,321)	(43,252)

Total stockholders’ deficit	(43,716)	(8,102)

Total liabilities and stockholders’ equity	$151,712	$131,439

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2023	2022	2023	2022
Net sales	$55,565	$37,550	$120,726	$105,935
Cost of sales	43,977	35,782	99,338	97,569

Gross profit	11,588	1,768	21,388	8,366

Operating expenses:
Selling and distribution	8,022	4,615	18,116	14,851
Marketing	2,308	1,659	5,451	4,617
Administrative	10,122	6,142	28,065	18,009

Total operating expenses	20,452	12,416	51,632	37,477

Loss from operations	(8,864)	(10,648)	(30,244)	(29,111)
Interest expense	4,257	2,469	11,488	4,650
Other income	—	—	(348)	—

Loss before income taxes	(13,121)	(13,117)	(41,384)	(33,761)
Income tax expense	—	—	—	—

Net Loss	$(13,121)	$(13,117)	$(41,384)	$(33,761)
Less: net loss attributable to non-controlling interest	(8,685)	(9,969)	(29,082)	(25,659)

Net loss attributable to The Real Good Food Company, Inc.	$(4,436)	$(3,148)	$(12,302)	$(8,102)

Net loss per common share/unit (basic and diluted)	$(0.50)	$(0.51)	$(1.60)	$(1.31)
Weighted-average common shares outstanding (basic and diluted)	8,880,552	6,180,592	7,689,930	6,174,454

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NON-GAAP FINANCIAL MEASURES – RECONCILIATION

	THREE MONTHS ENDED
	September 30,
	2023	2022
Gross Profit	$11,588	$1,768
Start-up and idle capacity costs (1)	3,877	3,932
Costs related to the COVID-19 pandemic (2)	—	249

Adjusted Gross Profit	$15,465	$5,949

Adjusted Gross Margin	27.8%	15.8%

(1)

Represents start-up costs associated with commencing operations at our City of Industry and Bolingbrook facilities and other costs associated with temporary manufacturing capacity at our City of Industry and Bolingbrook facilities, including indirect labor costs, utility costs, and rent.

(2)	Represents direct costs incurred in connection with the COVID-19 pandemic, including freight rush charges, labor costs, tolling upcharges, and storage.

	THREE MONTHS ENDED
	September 30,
	2023	2022
Net Loss	$(13,121)	$(13,117)
Depreciation and amortization	1,569	971
Provision for income tax	—	—
Interest expense	4,257	2,469
Other Income	—	—
Start-up and idle capacity costs (1)	3,877	3,932
Costs related to the COVID-19 pandemic (2)	—	249
Share-based compensation (3)	1,987	1,735
Other (4) (5)	2,589	—
Bolingbrook start-up administrative costs (6)	—	—

Adjusted EBITDA	$1,158	$(3,761)

Adjusted EBITDA Margin	2.1%	(10.0)%

(1)

Represents start-up costs associated with commencing operations at our City of Industry and Bolingbrook facilities and other costs associated with temporary manufacturing capacity at our City of Industry and Bolingbrook facilities, including indirect labor costs, utility costs, and rent.

(2)	Represents direct costs incurred in connection with the COVID-19 pandemic, including freight rush charges, labor costs, tolling upcharges, and storage.
(3)	Represents equity-based compensation expense.
(4)	Represents costs incurred in connection with pursuing certain strategic and financing transactions, including legal, consulting, insurance and accounting costs.
(5)	Non-recurring distribution cost incurred as a result of a strategic decision to consolidate network & commissions
(6)	Represents administrative costs incurred in connection with start-up of the new Bolingbrook Facility

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